FORM OF GENERAL SECURITY AGREEMENT

      This General  Security Agreement ("Agreement") dated September 29, 1999 is
by                         , a  Delaware  corporation  ("Guarantor") in favor of
  -------------------------
Congress Financial Corporation (Central),  an  Illinois  corporation ("Lender").

                               W I T N E S S E T H
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      WHEREAS,  Lender has  entered or is about to enter into certain  financing arrangements  with  The  Musicland  Group, a  Delaware  corporation ("Borrower")
pursuant   to  which   Lender  may   make  loans and  provide  other   financial
accommodations to Borrower; and

      WHEREAS, Borrower owns all of the issued and outstanding capital stock of Guarantor, and Guarantor will benefit from the making of loans and other financial accommodations to Borrower;

      WHEREAS, Guarantor has executed and delivered or is about to execute and deliver to Lender a guarantee in favor of Lender pursuant to which Guarantor absolutely and unconditionally guarantees to Lender the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrower to Lender; and

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS

      All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Guarantor, Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section
7.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1. "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.2. "Company" shall have the meaning set forth in Section 1.7 of the Loan Agreement.

      1.3. "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Guarantor and any governmental authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

      1.4. "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.5. "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.6. "Event of Default" shall have the meaning set forth in Section 6.1 hereof.

      1.7. "Financing Agreements" shall mean, collectively, the Loan Agreement, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower, Guarantor or any Obligor in connection with the Loan Agreement, as the same

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now  exist  or  may  hereafter  be  amended,  modified,  supplemented, extended, renewed, restated or replaced.

      1.8. "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied.

      1.9. "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

      1.10. "Information Certificate" shall mean the Information Certificate of Guarantor constituting Exhibit A hereto containing material information with respect to Guarantor, its business and assets provided by or on behalf of Guarantor to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.11. "Inventory" shall mean all of Guarantor's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, at the Specified Locations but does not include inventory that is no longer located at a Specified Location.

      1.12. "Loan Agreement" shall mean the Loan and Security Agreement, dated September 29, 1999, by and between Borrower and Lender, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced; all capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

      1.13. "Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Guarantor to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under that certain Guarantee of even date herewith executed by Guarantor in favor of Lender, this Agreement or any other Financing Agreement, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or after the commencement of any case with respect to Borrower or Guarantor under the United States

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
Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.14. "Obligor" shall mean any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

      1.15. "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.16. "Records" shall mean all of Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Guarantor with respect to the foregoing maintained with or by any other person).

      1.17. "Specified Locations" shall mean the locations of Inventory of Guarantor listed on Schedule 1.36 to the Loan Agreement as such Schedule may be updated from time to time by agreement of Guarantor and Lender.

      1.18. "Trigger Event" shall have the meaning set forth in Section 1.37 of the Loan Agreement.


SECTION 2.     GRANT OF SECURITY INTEREST

      To secure payment and performance o all Obligations, Guarantor hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

      2.1. all present and future rights of Guarantor to payment for goods sold or leased or for services rendered which are not evidenced by instruments or chattel paper, and whether or not earned by performance;

      2.2.  all   present  and  future  monies,  securities,  credit   balances,
deposits, deposit accounts and other property of Guarantor now or hereafter held or received by or in
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

transit to Lender or its affiliates or at any other depository or other institution from or for the account of Guarantor whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of other Collateral, including (a) rights and remedies under or relating to insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Collateral, including returned, repossessed and reclaimed goods;

      2.3.  Inventory (excluding Inventory consigned to Guarantor);

      2.4. those Records which relate specifically to the Collateral described in the other provisions of this Section 2;

      2.5. all insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the Inventory (excluding consigned Inventory); and

      2.6.  all products and proceeds of the foregoing.

      Notwithstanding the foregoing, Lender's security interest in the Collateral described in Sections 2.1 and 2.2 shall (i) only attach and be effective at such times as a Trigger Event is then continuing and (ii) be limited to only those accounts and proceeds related thereto, arising from the sale of Inventory (excluding consigned Inventory)from the Specified Locations to unrelated third parties. Further, notwithstanding the foregoing, Inventory which is no longer located at a Specified Location shall cease to constitute Collateral nor shall the proceeds of such Inventory which is no longer located at a Specified Location constitute Collateral.

SECTION 3.     COLLATERAL COVENANTS

      3.1. Inventory Covenants. With respect to the Inventory: (a) Guarantor shall, at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Guarantor's cost therefor and daily withdrawals therefrom and additions thereto; (b) Guarantor shall, conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Guarantor shall not remove any Inventory from the Specified Locations of Guarantor, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Guarantor's business and except to move Inventory to or from the distribution center to any location, to vendors for return in the ordinary course of business or directly from one store to another store; (d) upon Lender's request, at any time that a Trigger Event has occurred and is continuing, Guarantor shall, at its expense, at any time or times as Lender may request, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory of Guarantor in form,

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
scope and methodology acceptable to Lender and by an appraiser acceptable to lender, addressed to Lender or upon which Lender is expressly permitted to rely;
(E) Guarantor shall, produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Guarantor shall, keep the Inventory in good and marketable condition; and (i) Guarantor shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval unless such Inventory is readily identifiable.

      3.2. Power of Attorney. Guarantor hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Guarantor's true and lawful attorney-in-fact, and authorizes Lender, in Guarantor's or Lender's name, to:(a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing do all acts and things which are necessary, in Lender's determination, to fulfill Guarantor's obligations under this Agreement and the other Financing Agreements, (b) at any time that a Trigger Event has occurred and is continuing to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Guarantor's mail is deposited, (iii) endorse Guarantor's name upon any items of payment proceeds of Collateral and deposit the same in the Lender's account for application to the Obligations, and (c) at any time, execute in Guarantor's name and file any UCC financing statements or amendments thereto. Guarantor hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

      3.3. Lender's Right to Cure. Lender may, after reasonable notice to Guarantor, at its option, (a) cure any default by Guarantor under any agreement with a third party or pay or bond on appeal any judgment entered against Guarantor, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Guarantor's account therefor, such amounts to be repayable by Guarantor on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Guarantor. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

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

      3.4. Access to Premises. Once a year or, at any time a Trigger Event has occurred and is continuing, at such times as Lender may request, in any case, at the cost and expense of Guarantor (provided, that one audit each year shall be deemed to be paid for by the servicing fee set forth in Section 3.3 of the Loan Agreement), (a) Lender or its designee shall have complete access to all of Guarantor's premises where collateral is located during normal business hours and after notice to Guarantor, or at any time and without notice to Guarantor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Guarantor's books and records, including the Records, and (b) Guarantor shall promptly furnish to Lender access to, and the ability to obtain copies of such books and records or extracts therefrom as Lender may reasonably request, and
(c) use during normal business hours such of Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the realization of Collateral.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

      Guarantor hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement):

      4.1. Corporate Existence, Power and Authority; Subsidiaries. Guarantor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Guarantor's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Guarantor's corporate powers, have been duly authorized and are not in contravention of law or the terms of Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Guarantor enforceable in accordance with their respective terms. Guarantor does not have any subsidiaries except as set forth on the Information Certificate.

      4.2. Financial Statements; No Material Adverse Change. All financial statements relating to Guarantor which have been or may hereafter be delivered by Guarantor to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Guarantor to Lender prior to the date hereof, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Guarantor, since the date of the

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

most recent audited financial statements furnished by Guarantor to Lender prior to the date hereof.

      4.3. Chief Executive Office; Collateral Locations. The chief executive office of Guarantor and Guarantor's Records are located only at the addresses set forth in the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Guarantor to establish new locations in accordance with Section 5.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Guarantor and sets forth the owners and/or operators thereof.

      4.4. Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 4.4 hereto and the other liens permitted under Section 5.8 hereof. Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 4.4 hereto or permitted under Section 5.8 hereof.

      4.5. Tax Returns. Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      4.6. Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Guarantor's knowledge threatened, against or affecting Guarantor, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Guarantor's knowledge threatened, against Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Guarantor would result in any material adverse change in the assets, business or prospects of Guarantor or which would impair the ability of Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon any Collateral.

      4.7. Compliance with Other Agreements and Applicable Laws. Guarantor is not in default under, or in violation of any of the terms of, any agreement, contract,

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

instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, except for such defaults or violations which would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Guarantor and Guarantor is in compliance with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority except for such noncompliance which would not reasonably be expected to have a material adverse effect on the business, assets, results of operations or financial condition of Guarantor.

      4.8.  Environmental Compliance.

      (a) Except as set forth on Schedule 4.8 hereto and except for events which have been resolved with the appropriate governmental authorities and with respect to which no liabilities remain unsatisfied, Guarantor has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Guarantor complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

      (b) Except as set forth on Schedule 4.8 hereto and except for investigations, proceedings, complaints, orders, directives, claims, citations or notices which have been resolved with the appropriate governmental authorities and with respect to which no liabilities remain unsatisfied, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Guarantor or its business, operations or assets or any properties at which Guarantor has transported, stored or disposed of any Hazardous Materials.

      (c) Guarantor has no unsatisfied material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

      (d) Guarantor has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Guarantor under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

      4.9.  Employee Benefits.

      (a) Guarantor has not engaged in any transaction in connection with which Guarantor or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, including any accumulated funding deficiency described in Section 4.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 4.9(d) hereof.

      (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Guarantor to be incurred with respect to any employee benefit plan of Guarantor or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Guarantor or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

      (c) Full payment has been made of all amounts which Guarantor or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee benefit plan, including any penalty or tax described in Section 4.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 4.9(d) hereof.

      (d) The current value of all vested accrued benefits under all employee benefit plans maintained by Guarantor that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 4.9(a) hereof and any accumulated funding deficiency described in Section 4.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

      (e) Neither Guarantor nor any of its ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

      4.10. Bank Accounts. All of the deposit accounts or other accounts with respect to the Specified Locations in the name of or used by Guarantor maintained at any bank or other financial institution are set forth on Schedule
4.10 hereto, subject to the right of Guarantor and such Companies to establish new accounts with at least ten (10) days' prior written notice to Lender.

      4.11. Accuracy and Completeness of Information. All information furnished by or on behalf of Guarantor in writing to Lender in connection with this
Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Guarantor, which has not been fully and accurately disclosed to Lender in writing.

      4.12. Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation under the Loan Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Guarantor shall now or hereafter give, or cause to be given, to Lender.

SECTION 5.     AFFIRMATIVE AND NEGATIVE COVENANTS

      5.1. Maintenance of Existence. Guarantor shall at all times preserve, renew and keep in full, force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Guarantor shall give Lender prior written notice of any proposed change in its corporate name at least thirty (30) days prior to such change becoming effective, which notice shall set forth the new name and Guarantor shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Guarantor as soon as it is available.

      5.2. New Collateral Locations. Guarantor may open any new location within the continental United States provided Guarantor (a) gives Lender thirty
(30) days prior written notice of the intended opening of any such new location which is to be a Specified Location or any existing location which is being newly designated as a Specified Location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at a new Specified Location, including UCC financing statements; provided, that the thirty (30) day notice period will be waived with respect to the designation of a new Specified Location which is being pledged to cure a Trigger Event within the required grace period.

      5.3.  Compliance with Laws, Regulations, Etc.

      (a) Guarantor shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including the

Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, except for such noncompliance which would not have a material adverse effect on Borrower, its business or assets.

      (b) Guarantor shall give both oral and written notice to Lender immediately upon Guarantor's receipt of any notice of, or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (D) any other environmental, health or safety matter, which affects Guarantor or its business, operations or assets or any properties at which Guarantor transported, stored or disposed of any Hazardous Materials.

      (c) Guarantor shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of Guarantor and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 5.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

      5.4. Payment of Taxes and Claims. Guarantor shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes, assessments, contributions and governmental charges the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books. Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by guarantor such amount shall be added and deemed part of the loans, provided that, nothing contained herein shall be construed to require Guarantor to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

      5.5. Insurance. Guarantor shall, at all times, maintain with Zurich Insurance Co. or other financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Guarantor shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Guarantor. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Guarantor shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Guarantor shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Guarantor or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations, provided, that any insurance proceeds received by Lender from a loss at a Specified Location other than the main distribution center will be promptly delivered by Lender to Guarantor so long as (i) no Event of Default is then continuing and (ii) no Trigger Event is then continuing.

      5.6.  Financial Statements and Other Information.

      (a) Guarantor shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Guarantor and its subsidiaries (if any) in accordance with GAAP and Guarantor shall furnish or cause to be furnished to
Lender: (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated and consolidating financial statements (including in each case balance sheets, statements of income and loss, and statements of cash flow (such statement of cash flow to be prepared on a consolidated basis only)), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Borrower and its subsidiaries (including in each case balance sheets, statements of income and loss and statements of cash flow (such statement of cash flow to be prepared on a consolidated basis only)), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of Arthur Andersen LLP or other independent certified public accountants, which accountants shall be an independent accounting firm selected by Guarantor and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Guarantor and its subsidiaries as of the end of and for the fiscal year then ended.

      (b) Guarantor  shall  promptly notify Lender in  writing of the details of
(i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Guarantor's business, properties, assets, goodwill or condition, financial or otherwise and
(ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

      (c) Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender access to, and the ability to obtain copies of all reports which Guarantor sends to its stockholders generally and copies of all reports and registration statements which Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

      (d) Once each year, so long as no Event of Default has occurred, Guarantor shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Guarantor which Guarantor prepares in the ordinary course of its business, provided that during the continuance of an Event of Default, Guarantor shall provide such information as and when Lender requests such information. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Guarantor to any court or other government agency or, provided, that such party has executed a confidentiality agreement acceptable to Guarantor and Lender in their reasonable determination, to any participant or assignee or prospective participant or assignee. Guarantor hereby irrevocably authorizes all accountants or auditors to deliver to Lender, at Guarantor's expense, copies of reports of internal controls of Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Guarantor and to disclose to Lender such information as they may have regarding the business of Guarantor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Guarantor to Lender in writing.

      (e) Guarantor shall give Lender prior written notice of any amendment to documents evidencing indebtedness of Guarantor owing to any unrelated third parties.

      5.7. Sale of Assets, Consolidation, Merger, Dissolution, Etc. To the extent prohibited pursuant to that certain Indenture dated as of April 6, 1998 among Musicland Stores Corporation, Borrower and Bank One, N.A. as Trustee with respect to the 9-7/8% Senior Subordinated Notes due 2008, as in effect on the date hereof as the same may be amended or otherwise modified from time to time, Guarantor shall not, directly or indirectly,

(a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business). Notwithstanding the foregoing, intercompany mergers and restructurings among the Companies shall be permitted with prior written notice to Lender so long as such mergers or restructurings do not adversely affect the Collateral or any collateral pledged to Lender by any of the Companies or Lender's security interest therein.

      5.8. Encumbrances. Guarantor shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of the Collateral (including the items described in sections sections 2.1 and 2.2 whether or not the security interest has attached), except: (a) liens and security interests of Lender;
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Guarantor's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;
(d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Guarantor as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) subordinated liens on the Collateral in favor of vendors, provided such liens are subordinated to Lender on terms and conditions and subject to agreements acceptable to Lender; and
(f) the security interests and liens set forth on Schedule 4.4 hereto.

      5.9.  Compliance with ERISA.

      (a) Guarantor shall not with respect to any "employee benefit plans" maintained by Guarantor or any of its ERISA Affiliates: (i) terminate any of such employee benefit plans so as to incur any liability in excess of $5,000,000 to the Pension Benefit Guaranty Corporation established pursuant to ERISA,
(ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject Guarantor or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

      (b) As used in this Section 5.9, the terms "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Section 4975 of the Code and ERISA.

      5.10. Costs and Expenses. Guarantor shall pay to Lender on demand all commercially reasonable costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) all insurance premiums paid by Lender pursuant to Section 5.5, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of
Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (e) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Guarantor's operations, plus a per diem charge at the rate of $650.00 per person per day for Lender's examiners in the field and in the office; and (f) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      5.11. Further Assurances. At the request of Lender at any time and from time to time, Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Guarantor hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 6.     EVENTS OF DEFAULT AND REMEDIES

      6.1. Events of Default. The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

      6.2.  Remedies.

      (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Guarantor or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Guarantor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Guarantor or any Obligor to collect the Obligations without prior recourse to the Collateral.

      (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) of the Loan Agreement, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Guarantor, at Guarantor's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender,
(iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Guarantor, which right or equity of redemption is hereby expressly waived and released by Guarantor. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Guarantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Guarantor waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Guarantor waives the posting of any bond which might otherwise be required.

      (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Guarantor shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.


SECTION 7.     JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      7.1.Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

      (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Illinois (without giving effect to principles of conflicts of law).

      (b) Guarantor irrevocably consents and submits to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois, Eastern Division and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Guarantor and Lender in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Guarantor or its property).

      (c) Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Guarantor shall answer or otherwise plead in response to such process, failing which Guarantor shall be deemed in default and judgment may be entered by Lender against Guarantor for the amount of the claim and other relief requested.

      (d) GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND LENDER IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      (e) Lender shall not have any liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.

      7.2. Waiver of Notices. Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Guarantor which Lender may elect to give shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.

      7.3. Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Guarantor. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      7.4. Waiver of Counterclaims. Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding brought by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      7.5. Indemnification. Guarantor shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except to the extent such loss, claim, damage, liability, cost or expense is caused by such party's own gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

SECTION 8.     MISCELLANEOUS

      8.1. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at 150 South Wacker Drive, Suite 2200, Chicago, Illinois 60606, attention George Kalesnik and to Guarantor at its chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and
(b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

      8.2. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      8.3. Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Guarantor and its successors and assigns and inure to the benefit of and be enforceable by Lender and its successors and assigns, except that Guarantor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender.

      8.4. Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

                  IN WITNESS WHEREOF, Guarantor has caused these presents to be duly executed as of the day and year first above written.

                                               GUARANTOR:

                                               ---------------------------------

/s/ Heidi M. Hoard                             By /s/ Keith A. Benson
------------------------------------              ------------------------------
    Vice President, General Counsel               Its Vice Chairman and C.F.O.
    and Secretary                                 ------------------------------


          [CORPORATE SEAL]                     ---------------------------
                                               10400 Yellow Circle Drive
                                               Minnetonka, Minnesota 55343